PricewaterhouseCoopers LLP
                                                99 Bank Street, Suite 700
                                                Ottawa, Ontario
                                                Canada K1P 1K6
                                                Telephone +1 (613) 237 3702
                                                Facsimile +1 (613) 237 3963

EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 25, 2003 relating to the consolidated financial statements which appears in Workstream Inc.'s Annual Report on Form 10-K for the year ended May 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

Ottawa, Canada
September 26, 2003






PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.